UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         February 23, 2022

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-32373		27-0099920
(Commission File Number)		(IRS Employer Identification No.)

3883 Howard Hughes Pkway, Suite 550
Las Vegas,	Nevada	89169
(Address of principal executive offices)		(Zip Code)
(702) 923-9000
(Registrant's Telephone Number, Including Area Code)

3355 Las Vegas Boulevard South
Las Vegas, Nevada
89109
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

INTRODUCTORY NOTE
On February 23, 2022, Las Vegas Sands Corp. (the “Company”), completed the previously announced sale of its Las Vegas real property and operations (the “Closing”), including The Venetian Resort Las Vegas and the Venetian Expo (the “Las Vegas Business”) to VICI Properties L.P. (“PropCo Purchaser”), a subsidiary of VICI Properties Inc. and Pioneer OpCo, LLC (“OpCo Purchaser”), an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc., for an aggregate purchase price of approximately $6.25 billion (the “Las Vegas Sale”) pursuant to the terms of (a) a Real Estate Purchase and Sale Agreement, dated as of March 2, 2021, by and between the Company and PropCo Purchaser and (b) a Purchase and Sale Agreement, dated as of March 2, 2021, by and among the Company, PropCo Purchaser and OpCo Purchaser.

ITEM 1.01.	Entry into a Material Definitive Agreement.
Contingent Lease Support Agreement
On February 23, 2022, in connection with the Closing, the Company and OpCo Purchaser entered into a post-closing contingent lease support agreement (the “Contingent Lease Support Agreement”) pursuant to which, among other things, the Company may be required to make certain payments (“Support Payments”) to OpCo Purchaser.
The Support Payments are payable on a monthly basis following the Closing through the year ended December 31, 2023, based upon the performance of the Las Vegas Business relative to certain agreed upon target metrics and subject to quarterly and annual adjustments. The target metrics are measured against a benchmark annual EBITDAR (as defined in the Contingent Lease Support Agreement) of the Las Vegas Business equal to $425,595,238 for the annual period beginning on the Closing and ending December 31, 2022 and $500,000,000 for the annual period beginning January 1, 2023 and ending December 31, 2023. The Company’s payment obligations are subject to an annual cap equal to $212,797,619 for the annual period beginning on the Closing and ending December 31, 2022 and $250,000,000 for the annual period beginning on January 1, 2023 and ending on December 31, 2023. Each monthly Support Payment is subject to a prorated cap based on the annual cap.
The foregoing description of the Contingent Lease Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Contingent Lease Support Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2022 to be filed with the Securities and Exchange Commission (the "SEC").
Seller Financing Loan Agreement
At the Closing, the Company, as lender, OpCo Purchaser, as borrower, the parent company of OpCo Purchaser (“Holdings”) and certain subsidiaries of OpCo Purchaser as guarantors party thereto (collectively, and with Holdings, the “Guarantors” and, together with OpCo Purchaser in its capacity as borrower, the “Loan Parties”), entered into the Seller Financing Loan Agreement. The Seller Financing Loan Agreement provides for a six-year senior secured term loan facility in an aggregate principal amount of $1.2 billion (the “Seller Loan”). At the Closing, OpCo Purchaser incurred the Seller Loan. The Seller Loan is guaranteed by the Guarantors and secured by a first-priority lien on substantially all of the Loan Parties’ assets (subject to customary exceptions and limitations), including a leasehold mortgage from OpCo Purchaser over certain real estate that was sold to PropCo Purchaser at the Closing and leased by OpCo Purchaser.
The Seller Loan will bear interest at a rate per annum equal to 1.50% for the calendar years ending December 31, 2022 and December 31, 2023, and 4.25% for each calendar year thereafter, subject to an increase of 1.00% for any interest OpCo Purchaser elects to pay by increasing the principal amount of the Seller Loan prior to January 1, 2024, and an increase of 1.50% for any such election during the calendar year ending December 31, 2024. Any interest to be paid after the calendar year ending December 31, 2024 will be paid in cash.
The Seller Financing Loan Agreement contains certain customary representations and warranties and covenants, subject to customary exceptions and thresholds. The Seller Financing Loan Agreement’s negative covenants restrict the ability of the Loan Parties and their subsidiaries to, among other things, (i) incur debt, (ii) create certain liens on their assets, (iii) dispose of their assets, (iv) make investments or restricted payments, including dividends, (v) merge, liquidate, dissolve, change their business or consolidate with other entities and (vi) enter into affiliate transactions.
The Seller Financing Loan Agreement also contains customary events of default, including payment defaults, cross defaults to material debt, bankruptcy and insolvency, breaches of covenants and inaccuracy of representations and warranties, subject to customary grace periods. Upon an event of default, the Company may declare any then-outstanding amounts due and payable and exercise other customary remedies available to a secured lender.

The foregoing description of the Seller Financing Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Seller Financing Loan Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2022 to be filed with the SEC.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.
The information set forth above in Item 1.01 is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosures.
On February 23, 2022, the Company issued a press release announcing the completion of the sale of its Las Vegas Business. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.
(b)
The assets and liabilities and the results of operations of the Las Vegas Business were reported as discontinued operations in the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Accordingly, the Company has not provided pro forma financial statements in this Item 9.01.

(d)	Exhibits
2.1*
Purchase and Sale Agreement dated as of March 2, 2021, by and among Las Vegas Sands Corp., Pioneer OpCo, LLC and VICI Properties L.P. (incorporated by reference from Exhibit 2.1 to the Company’s current report on Form 8-K (File No. 001-32373) filed on March 3, 2021)

2.2*
Real Estate Purchase and Sale Agreement dated as of March 2, 2021, by and between Las Vegas Sands Corp. and VICI Properties L.P. (incorporated by reference from Exhibit 2.2 to the Company’s current report on Form 8-K (File No. 001-32373) filed on March 3, 2021)

99.1	Press Release, dated February 23, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*Certain schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2022

LAS VEGAS SANDS CORP.
By:	/S/ D. ZACHARY HUDSON
Name: D. Zachary Hudson Title: Executive Vice President, Global General Counsel and Secretary